UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

Palmetto Bancshares, Inc. (Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina		29601
Address of principal executive offices		Zip Code

800.725.2265

Registrant's telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

On December 19, 2013, the Board of Directors (the “Board”) of Palmetto Bancshares, Inc. (the “Company”) elected Samuel L. Erwin as Chairman of the Board of the Company. Mr. Erwin also serves as the Chief Executive Officer (the “CEO”) of the Company and will remain in that role. In addition, the Board elected Robert B. Goldstein as the independent Lead Director of the Board. The election of Mr. Erwin and Mr. Goldstein to their respective roles is effective January 1, 2014 and also applies to the Company’s wholly-owned subsidiary, The Palmetto Bank.

The roles of the Chairman of the Board and the CEO have been separate since January 1, 2010, the date that Mr. Erwin assumed the role of the CEO of the Company. Prior to that time, Mr. L. Leon Patterson served as the Chairman of the Board and the CEO, and he continued in the role as Chairman until his retirement from the Board effective December 31, 2011. Upon Mr. Patterson’s retirement from the Board, Mr. Michael D. Glenn, who had been serving as the independent Lead Director, was elected as Chairman of the Board and the independent Lead Director role was not filled. Mr. Glenn will continue to serve as the Chairman of the Board through December 31, 2013, and following such time Mr. Glenn will continue to serve as a director of the Company. Following the combination of the roles of Chairman of the Board and CEO effective January 1, 2014, Mr. Goldstein will assume the role of independent Lead Director on that date.

During 2010 through 2013, the Board believed it was appropriate to operate with the roles of the Chairman of the Board and CEO separated in order to allow the CEO to focus his time and energy on the day-to-day operations of the Company, with particular emphasis on the execution of the Company’s Strategic Project Plan in place to address issues related to asset quality, earnings, liquidity, and the regulatory Consent Order entered into in 2010. However, following the Company’s return to sustained profitability starting in the third quarter 2012, the removal of the Consent Order in January 2013, and a more stable economic environment, the Board believes that once again combining the roles of the Chairman of the Board and CEO will allow a more efficient development and execution of the Company’s strategic plans and leadership of the Board.

The Board recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors, the Board will once again utilize the role of an independent Lead Director since the Chairman of the Board and CEO roles will be filled by the same person. The Board believes that the independent Lead Director structure will provide additional leadership, oversight, and benefits for the Company. The duties and responsibilities of the independent Lead Director include the following:

●	Together with the Chairman/CEO, with input from the other directors, approving Board meeting agendas;

●	Together with the Chairman/CEO, with input from the other directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

●

Presiding at executive sessions or special meetings of independent directors and, as appropriate, providing feedback to the Chairman/CEO and otherwise serving as a liaison between the independent directors and the Chairman/CEO;

●	Calling executive sessions of the Board of the independent directors and advising the Chairman/CEO of actions or deliberations at such sessions;

●	Working with Board Committee chairs to ensure coordinated coverage of Board responsibilities;

●	Facilitating communication between the Board and management, including advising the Chairman/CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

●	Serving as an additional point of contact for Board members and shareholders;

●	Acting as a “sounding board” and mentor to the Chairman/CEO; and

●	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones

Roy D. Jones

Chief Financial Officer

Date: December 20, 2013